EXHIBIT 99.1

    News Release

DARLING INGREDIENTS INC. REPORTS FOURTH QUARTER and FISCAL YEAR 2020 FINANCIAL RESULTS

IRVING, TEXAS, Mar. 2, 2021/PRNewswire/ Darling Ingredients Inc. (NYSE: DAR, “Darling”) --

Fourth Quarter 2020
•Net income of $44.7 million, or $0.27 per GAAP diluted share
•Adjusted net income of $75.3 million, or $0.45 per diluted share, excluding the $30.6 million after-tax restructuring and asset impairment charge related to the shutdown of the company’s biodiesel plants in Montreal, Quebec and Butler, Kentucky
•Net Sales of $1.0 billion
•Combined adjusted EBITDA of $214.5 million
•Global Ingredients business record Q4 EBITDA of $146.3 million

Fiscal Year 2020
•Net income of $296.8 million, or $1.78 per GAAP diluted share
•Adjusted net income of $327.4 million, or $1.96 per diluted share, excluding the $30.6 million after-tax restructuring and asset impairment charge related to the shutdown of the company’s biodiesel plants in Montreal, Quebec and Butler, Kentucky
•Net Sales of $3.6 billion
•Combined adjusted EBITDA of $841.5 million
•Global Ingredients business FY 2020 EBITDA of $504.2 million
•Diamond Green Diesel sold a record 288 million gallons of renewable diesel at an average of $2.34 EBITDA per gallon

Darling reported net sales of $1.0 billion for the fourth quarter of 2020, as compared with net sales of $859.4 million for the same period a year ago. Net income attributable to Darling for the three months ended January 2, 2021 was $44.7 million, or $0.27 per diluted share, compared to a net income of $242.6 million, or $1.44 per diluted share, for the fourth quarter of 2019. Excluding the restructuring and asset impairment charge related to the shutdown of the company’s 2 biodiesel locations, adjusted net income for the three months ended January 2, 2021 was $75.3 million, or $0.45 per diluted share. The results for the three months ending December 28, 2019 included retroactive blenders tax credit (BTC) for 2018 and all of 2019. Adjusted net income for the fourth quarter 2019, excluding the retroactive BTC of 2018 and the first three quarters of 2019, was $50.1 million, or $0.30 per diluted share.

“Our global ingredients business performed well in the fourth quarter of 2020 generating $146.3 million of EBITDA,” said Randall C. Stuewe, Chairman and Chief Executive Officer of Darling Ingredients Inc. “We made the decision to shutdown operations of our two biodiesel plants due to unfavorable biodiesel industry economics and there are no current plans to resume biodiesel production at these facilities in the future. The closure of the facilities will create additional feedstock for growth of renewable diesel in our DGD Joint Venture.”

“DGD met our expectation for 2020 selling 288 million gallons of renewable diesel at an average of $2.34 EBITDA per gallon,” Stuewe added. The earnings of DGD have been consistent and steady over the last three years and based on the current environment, we believe that DGD should generate around $2.25 EBITDA per gallon for 2021. Also, we anticipate the startup of the 400 million gallon expansion in Norco, LA to commission in the fourth quarter, potentially adding some capacity to finish out the year,” Stuewe added.

News Release March 2, 2021 Page 2

The leverage ratio as measured by the company’s bank covenant was 1.90x at the end of the year. The company reduced its Term Loan B outstanding balance by $195 million during 2020. Capital expenditures totaled approximately $280 million for all of 2020, down $79 million from 2019, which was due to the company initiating a temporary reduction in non-essential capital expenditures in 2020.

For the 2020 fiscal year, Darling reported net sales of $3.6 billion, as compared with net sales of $3.4 billion for 2019. Net
Income attributable to Darling for 2020 was $296.8 million, or $1.78 per diluted share, as compared to net income of $312.6 million, or $1.86 per diluted share, for 2019. Excluding the restructuring and asset impairment charge related to the shutdown of the company’s 2 biodiesel locations, adjusted net income for 2020 was $327.4 million, or $1.96 per diluted share. Excluding the retroactive BTC related to 2018, adjusted net income for fiscal 2019 was $226.0 million, or $1.34 per diluted share.

As of January 2, 2021, Darling had $81.7 million in cash and cash equivalents, and $893.9 million available under its committed revolving credit agreement. Total debt outstanding at the end of the fiscal year was $1.5 billion.

Combined adjusted EBITDA was $214.5 million for the fourth quarter of 2020, compared to $193.3 million for the same period in 2019, excluding retroactive BTCs recorded in the 2019 fourth quarter. For the 2020 fiscal year, combined adjusted
EBITDA totaled $841.5 million, compared to $739.7 million for fiscal year 2019, excluding the 2018 retroactive BTC.

News Release March 2, 2021 Page 3

Segment Financial Tables (in thousands)

Three Months Ended January 2, 2021	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$572,764	$344,631	$102,444	$—	$1,019,839
Cost of sales and operating expenses	426,593	268,348	76,251	—	771,192
Gross margin	$146,171	$76,283	$26,193	$—	$248,647

Loss/(gain) on sale of assets	(274)	512	(22)	—	216
Selling, general and administrative expenses	56,289	26,000	5,369	14,459	102,117
Restructuring and asset impairment charges	—	—	38,167	—	38,167
Depreciation and amortization	61,219	22,827	9,513	2,908	96,467
Equity in net income of Diamond Green Diesel	—	—	62,684	—	62,684
Segment operating income/(loss)	$28,937	$26,944	$35,850	$(17,367)	$74,364
Equity in net income of unconsolidated subsidiaries	$726	$—	$—	$—	$726
Segment income/(loss)	$29,663	$26,944	$35,850	$(17,367)	$75,090

Segment EBITDA	$90,156	$49,771	$20,846	$(14,459)	$146,314
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$68,171	$—	$68,171
Combined adjusted EBITDA	$90,156	$49,771	$89,017	$(14,459)	$214,485

Three Months Ended December 28, 2019	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$490,317	$288,619	$80,492	$—	$859,428
Cost of sales and operating expenses	375,990	221,527	43,016	—	640,533
Gross margin	$114,327	$67,092	$37,476	$—	$218,895

Loss/(gain) on sale of assets	(377)	343	297	—	263
Selling, general and administrative expenses	57,872	29,234	2,179	19,669	108,954
Depreciation and amortization	55,185	20,556	7,891	2,821	86,453
Equity in net income of Diamond Green Diesel	—	—	270,062	—	270,062
Segment operating income/(loss)	$1,647	$16,959	$297,171	$(22,490)	$293,287
Equity in net loss of unconsolidated subsidiaries	$1,515	$—	$—	$—	$1,515
Segment income/(loss)	$3,162	$16,959	$297,171	$(22,490)	$294,802

Segment EBITDA	$56,832	$37,515	$35,000	$(19,669)	$109,678
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$276,146	$—	$276,146
Combined adjusted EBITDA	$56,832	$37,515	$311,146	$(19,669)	$385,824

News Release March 2, 2021 Page 4

Segment Financial Tables (in thousands) continued

Twelve Months Ended January 2, 2021	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$2,072,104	$1,185,701	$314,118	$—	$3,571,923
Cost of sales and operating expenses	1,544,524	920,682	223,609	—	2,688,815
Gross margin	$527,580	$265,019	$90,509	$—	$883,108

Loss/(gain) on sale of assets	19	482	(75)	—	426
Selling, general and administrative expenses	209,748	97,406	16,014	55,328	378,496
Restructuring and asset impairment charges	—	—	38,167	—	38,167
Depreciation and amortization	221,187	83,752	34,218	11,021	350,178
Equity in net income of Diamond Green Diesel	—	—	315,095	—	315,095
Segment operating income/(loss)	$96,626	$83,379	$317,280	$(66,349)	$430,936
Equity in net income of unconsolidated subsidiaries	$3,193	$—	$—	$—	$3,193
Segment income/(loss)	$99,819	$83,379	$317,280	$(66,349)	$434,129

Segment EBITDA	$317,813	$167,131	$74,570	$(55,328)	$504,186
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$337,348	$—	$337,348
Combined adjusted EBITDA	$317,813	$167,131	$411,918	$(55,328)	$841,534

Twelve Months Ended December 28, 2019	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$1,970,561	$1,119,085	$274,259	$—	$3,363,905
Cost of sales and operating expenses	1,519,596	864,618	204,871	—	2,589,085
Gross margin	$450,965	$254,467	$69,388	$—	$774,820

Loss/(gain) on sale of assets	(7,720)	(13,175)	313	—	(20,582)
Selling, general and administrative expenses	200,487	97,363	2,762	57,911	358,523
Depreciation and amortization	203,456	79,671	31,946	10,437	325,510
Equity in net income of Diamond Green Diesel	—	—	364,452	—	364,452
Segment operating income/(loss)	$54,742	$90,608	$398,819	$(68,348)	$475,821
Equity in net loss of unconsolidated subsidiaries	$428	$—	$—	$—	$428
Segment income/(loss)	$55,170	$90,608	$398,819	$(68,348)	$476,249

Segment EBITDA	$258,198	$170,279	$66,313	$(57,911)	$436,879
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$389,416	$—	$389,416
Combined adjusted EBITDA	$258,198	$170,279	$455,729	$(57,911)	$826,295

News Release March 2, 2021 Page 5

Darling Ingredients Inc. and Subsidiaries
Consolidated Balance Sheets
January 2, 2021 and December 28, 2019
(in thousands)

	January 2,	December 28,
	2021	2019
ASSETS
Current assets:
Cash and cash equivalents	$81,617	$72,935
Restricted cash	103	110
Accounts receivable, net	405,387	406,338
Inventories	405,922	362,957
Prepaid expenses	47,793	46,599
Income taxes refundable	3,883	3,317
Other current assets	42,289	25,032
Total current assets	986,994	917,288

Property, plant and equipment, net	1,863,814	1,802,411
Intangible assets, net	473,680	526,394
Goodwill	1,260,240	1,223,291
Investment in unconsolidated subsidiaries	804,682	689,354
Operating lease right-of-use assets	146,563	124,726
Other assets	60,682	47,400
Deferred income taxes	16,676	14,394
	$5,613,331	$5,345,258

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$27,538	$90,996
Accounts payable, principally trade	255,340	239,252
Income taxes payable	17,497	8,895
Current operating lease liabilities	39,459	37,805
Accrued expenses	335,471	311,391
Total current liabilities	675,305	688,339
Long-term debt, net of current portion	1,480,531	1,558,429
Long-term operating lease liabilities	109,707	91,424
Other noncurrent liabilities	117,371	115,785
Deferred income taxes	276,208	247,931
Total liabilities	2,659,122	2,701,908
Commitments and contingencies
Total Darling's stockholders' equity	2,891,909	2,565,819
Noncontrolling interests	62,300	77,531
Total stockholders' equity	$2,954,209	$2,643,350
	$5,613,331	$5,345,258

News Release March 2, 2021 Page 6

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three-Month and Twelve-Month Periods Ended January 2, 2021 and December 28, 2019
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	(unaudited)		$ Change			$ Change
	January 2,	December 28,	Favorable	January 2,	December 28,	Favorable
	2021	2019	(Unfavorable)	2021	2019	(Unfavorable)
Net sales	$1,019,839	$859,428	$160,411	$3,571,923	$3,363,905	$208,018
Costs and expenses:
Cost of sales and operating expenses	771,192	640,533	(130,659)	2,688,815	2,589,085	(99,730)
Loss (gain) on sale of assets	216	263	47	426	(20,582)	(21,008)
Selling, general and administrative expenses	102,117	108,954	6,837	378,496	358,523	(19,973)
Restructuring and impairment charges	38,167	—	(38,167)	38,167	—	(38,167)
Depreciation and amortization	96,467	86,453	(10,014)	350,178	325,510	(24,668)
Total costs and expenses	1,008,159	836,203	(171,956)	3,456,082	3,252,536	(203,546)
Equity in net income of Diamond Green Diesel	62,684	270,062	(207,378)	315,095	364,452	(49,357)
Operating income	74,364	293,287	(218,923)	430,936	475,821	(44,885)
Other expense:
Interest expense	(16,883)	(18,586)	1,703	(72,686)	(78,674)	5,988
Debt extinguishment costs	—	—	—	—	(12,126)	12,126
Foreign currency loss	(1,581)	(657)	(924)	(2,290)	(1,311)	(979)
Gain/(loss) on disposal of subsidiaries	—	2,967	(2,967)	—	2,967	(2,967)
Other income (expense), net	(256)	487	(743)	(5,534)	(6,671)	1,137
Total other expense	(18,720)	(15,789)	(2,931)	(80,510)	(95,815)	15,305
Equity in net income of unconsolidated subsidiaries	726	1,515	(789)	3,193	428	2,765
Income from operations before income taxes	56,370	279,013	(222,643)	353,619	380,434	(26,815)
Income tax expense	10,231	35,567	25,336	53,289	59,467	6,178
Net income	46,139	243,446	(197,307)	300,330	320,967	(20,637)
Net income attributable to noncontrolling interests	(1,394)	(837)	(557)	(3,511)	(8,367)	4,856
Net income attributable to Darling	$44,745	$242,609	$(197,864)	$296,819	$312,600	$(15,781)

Basic income per share:	$0.28	$1.48	$(1.20)	$1.83	$1.90	$(0.07)
Diluted income per share:	$0.27	$1.44	$(1.17)	$1.78	$1.86	$(0.08)

Number of diluted common shares:	167,920	168,152		167,208	168,378

News Release March 2, 2021 Page 7
Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Periods Ended January 2, 2021 and December 28, 2019
(in thousands)

	Twelve Months Ended
	Jan 2,	Dec 28,
Cash flows from operating activities:	2021	2019
Net income	$300,330	$320,967
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	350,178	325,510
Deferred income taxes	15,814	20,530
Loss/(gain) on sale of assets	426	(20,582)
Loss/(gain) on disposal of subsidiaries	—	(2,967)
Asset impairment	37,802	—
Gain on insurance proceeds from insurance settlements	(293)	(6,600)
Increase (decrease) in long-term pension liability	(6,555)	1,831
Stock-based compensation expense	23,222	21,007
Debt Extinguishment costs	—	12,126
Write-off deferred loan costs	3,052	270
Deferred loan cost amortization	5,357	5,846
Equity in net income of Diamond Green Diesel and other unconsolidated subsidiaries	(318,288)	(364,880)
Distribution of earnings from Diamond Green Diesel and other unconsolidated subsidiaries	207,328	69,213
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	22,362	(26,086)
Income taxes refundable/payable	4,200	9,542
Inventories and prepaid expenses	(18,666)	(39,111)
Accounts payable and accrued expenses	11,200	32,436
Other	(12,818)	3,569
Net cash provided by operating activities	624,651	362,621
Cash flows from investing activities:
Capital expenditures	(280,115)	(359,498)
Acquisition, net of cash acquired	(29,793)	(1,431)
Investment in unconsolidated subsidiaries	—	(2,000)
Proceeds from sale of investment in subsidiary	—	3,671
Gross proceeds from disposal of property, plant and equipment and other assets	2,797	18,235
Proceeds from insurance settlement	293	6,600
Payments related to routes and other intangibles	(3,810)	(3,651)
Net cash used by investing activities	(310,628)	(338,074)
Cash flows from financing activities:
Proceeds from long-term debt	34,569	517,606
Payments on long-term debt	(232,726)	(581,163)
Borrowings from revolving credit facility	495,691	469,227
Payments on revolving credit facility	(480,604)	(461,669)
Net cash overdraft financing	(37,692)	38,367
Deferred loan costs	(4,292)	(7,027)
Issuance of common stock	67	39
Repurchase of common stock	(55,044)	(19,260)
Minimum withholding taxes paid on stock awards	(11,918)	(4,472)
Acquisition of noncontrolling interest	(8,784)	—
Distributions to noncontrolling interests	(6,253)	(6,533)
Net cash provided by financing activities	(306,986)	(54,885)
Effect of exchange rate changes on cash flows	1,638	(3,986)
Net increase / (decrease) in cash, cash equivalents and restricted cash	8,675	(34,324)
Cash, cash equivalents and restricted cash at beginning of year	73,045	107,369
Cash, cash equivalents and restricted cash at end of period	$81,720	$73,045
Supplemental disclosure of cash flow information:
Accrued capital expenditures	$(4,967)	$6,714
Cash paid during the period for:
Interest, net of capitalized interest	$66,216	$79,132
Income taxes, net of refunds	$36,779	$29,778
Non-cash operating activities:
Operating lease right of use asset obtained in exchange for new lease liabilities	$58,052	$40,596
Non-cash financing activities:
Debt issued for service contract assets	$8,123	$25

News Release March 2, 2021 Page 8

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
December 31, 2020 and December 31, 2019
(in thousands)

	December 31,	December 31,
	2020	2019

Assets:
Total current assets	$383,557	$668,026
Property, plant and equipment, net	1,238,726	713,489
Other assets	36,082	30,710
Total assets	$1,658,365	$1,412,225

Liabilities and members' equity:
Total current portion of long term debt	$517	$341
Total other current liabilities	99,787	75,802
Total long term debt	8,705	8,742
Total other long term liabilities	3,758	4,422
Total members' equity	1,545,598	1,322,918
Total liabilities and members' equity	$1,658,365	$1,412,225

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three-Month and Twelve-Month Periods Ended December 31, 2020 and December 31, 2019
(in thousands)

	Three Months Ended			Twelve Months Ended
	(unaudited)		$ Change			$ Change
	December 31,	December 31,	Favorable	December 31,	December 31,	Favorable
	2020	2019	(Unfavorable)	2020	2019	(Unfavorable)
Revenues:
Operating revenues	$266,760	$357,857	$(91,097)	$1,267,477	$1,217,504	$49,973
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	130,417	(194,437)	(324,854)	592,781	438,672	(154,109)
Depreciation, amortization and accretion expense	11,222	12,193	971	44,882	50,767	5,885
Total costs and expenses	141,639	(182,244)	(323,883)	637,663	489,439	(148,224)
Operating income	125,121	540,101	(414,980)	629,814	728,065	(98,251)
Other income	560	340	220	1,636	2,121	(485)
Interest and debt expense, net	(313)	(317)	4	(1,260)	(1,282)	22
Net income	$125,368	$540,124	$(414,756)	$630,190	$728,904	$(98,714)

News Release March 2, 2021 Page 9

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a complement to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma Adjusted EBITDA For the Three-Month and Twelve-Month Periods ended January 2, 2021 and December 28, 2019

	Three Months Ended			Twelve Months Ended
Adjusted EBITDA	January 2,		December 28,	January 2,		December 28,
(U.S. dollars in thousands)	2021		2019	2021		2019

Net income attributable to Darling	$44,745		$242,609	$296,819		$312,600
Depreciation and amortization	96,467		86,453	350,178		325,510
Interest expense	16,883		18,586	72,686		78,674
Income tax expense	10,231		35,567	53,289		59,467
Restructuring and impairment charges	38,167		—	38,167		—
Foreign currency loss	1,581		657	2,290		1,311
Other (income) expense, net	256		(487)	5,534		6,671
Debt extinguishment costs	—		—	—		12,126
Gain on disposal of subsidiaries	—		(2,967)	—		(2,967)
Equity in net income of Diamond Green Diesel	(62,684)		(270,062)	(315,095)		(364,452)
Equity in net income of unconsolidated subsidiaries	(726)		(1,515)	(3,193)		(428)
Net income attributable to noncontrolling interests	1,394		837	3,511		8,367
Adjusted EBITDA (Non-GAAP)	$146,314		$109,678	$504,186		$436,879
Foreign currency exchange impact	(6,826)	(1)	—	(6,419)	(2)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$139,488		$109,678	$497,767		$436,879

DGD Joint Venture Adjusted EBITDA (Darling's share)	$68,171		$276,146	$337,348		$389,416
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$214,485		$385,824	$841,534		$826,295

(1) The average rate assumption used in the calculation was the actual fiscal average rate for the three months ended January 2, 2021 of €1.00:USD$1.19 and CAD$1.00:USD$0.77 as compared to the average rate for the three months ended December 28, 2019 of €1.00:USD$1.11 and CAD$1.00:USD $0.75, respectively. (2) The average rate assumption used in the calculation was the actual fiscal average rate for the twelve months ended January 2, 2021 of €1.00:USD$1.14 and CAD$1.00:USD$0.75 as compared to the average rate for the twelve months ended December 28, 2019 of €1.00:USD$1.12 and CAD$1.00:USD$0.75, respectively.

About Darling
Darling Ingredients Inc. (NYSE: DAR) is one of the world’s leading producers of organic ingredients, producing a wide array of sustainable protein and fat products while being one of the largest producers of renewable clean energy. With operations on five continents, Darling collects waste streams from the agri-food industry, repurposing into specialty ingredients, such as hydrolyzed collagen, edible and feed-grade fats, animal proteins and meals, plasma, pet food ingredients, fuel feedstocks, and green bioenergy. The Company sells its products around the globe and works to strengthen our promise for a better tomorrow, creating product applications for health, nutrients and bioenergy while optimizing our services to the food chain. Darling is a 50% joint partner in Diamond Green Diesel (DGD), North America’s largest renewable diesel manufacturer, currently producing approximately 275 million gallons of renewable diesel annually which products reduce Green House Gas (GHG) emissions by up to 85% compared to fossil fuels. For additional information, visit the Company's website at http://www.darlingii.com. For more information on Darling’s ESG efforts, visit http://www.darlingii.com/csr.

News Release March 2, 2021 Page 10

Darling Ingredients Inc. will host a conference call to discuss the Company’s fourth quarter and fiscal year 2020 financial results at 9:00 am Eastern Time (8:00 am Central Time) on Wednesday, March 3, 2021. To listen to the conference call, participants calling from within North America should dial 1-844-868-8847; international participants should dial 1-412-317-6593. Please refer to access code 10151509. Please call approximately ten minutes before the start of the call to ensure that you are connected.

The call will also be available as a live audio webcast that can be accessed on the Company website at http://ir.darlingii.com. Beginning one hour after its completion, a replay of the call can be accessed through March 10, 2021, by dialing 1-877-344-7529 (U.S. callers), 1-855-669-9658 (Canada) and 1-412-317-0088 (international callers). The access code for the replay is 10151509. The conference call will also be archived on the Company’s website.

Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 5.25% Notes and 3.625% Notes that were outstanding at January 2, 2021. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Cautionary Statements Regarding Forward-Looking Information:

{This media release contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline

News Release March 2, 2021 Page 11

in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact:
Jim Stark, Vice President, Investor Relations Email : james.stark@darlingii.com
5601 MacArthur Blvd., Irving, Texas 75038 Phone : 972-281-4823